EXHIBIT 99.3

                      DIRECTORSHIP AND CONSULTING AGREEMENT

         THIS AGREEMENT, entered into February 7, 2004 between AVENUE GROUP, INC., a Delaware corporation with offices at 17547 Ventura Blvd, Ste 305, Encino, California, 91316 (hereinafter sometimes referred to as the "Company") and DEVELOPMENT FOR ISRAEL, LLC, a limited liability company formed under the laws of the State of New York (hereinafter sometimes referred to as "DFI") and

         WHEREAS, DFI is willing to make available to the Company the services of its founder, Uri Bar Ner (sometimes referred to as "UBN") as a member of the Board of Directors of the Company (hereinafter sometimes referred to as the "Board") and as a consultant to the Company and the Company desires the services of UBN as a board member and as a consultant.

         NOW THEREFORE, it is hereby agreed between the parties, effective as of February 1, 2005 as follows:

1.       BOARD OF DIRECTORS

1.1 The Company shall cause to be elected to its Board UBN. The election shall be made at a special telephonic meeting of the Board to be called for this purpose as soon as possible after execution of this Agreement. . The term of office shall be for one year in accordance with the Company's charter, however it is the current intent of the parties that UBN will be elected to at least a second year term.

1.2 It is understood that for the next twelve months, the Board shall meet no less than every other month. Where practical for all parties, the meetings will be held in New York City but when not practical, the meetings will be held by telephone or in such other venue as is convenient to the parties. It is the objectives of the Company to have as full and regular communication between the directors and senior officers of the Company as possible.

1.3 Directors shall be reimbursed their travel and associated costs to attend each meeting however whenever UBN shall have other business in the same venue where the meeting is to be held, he will allocate his reimbursable expenses accordingly and shall use his best efforts, when possible, to coordinate his travel schedule so as to reduce expenses to be reimbursed by the Company.

1.4 As compensation for the services of UBN as a director and consultant to the Company, DFI shall be paid $2500 per month. Such payment shall be made quarterly in advance to a bank account designated by DFI. In addition, during the first year of service by UBN as a director and

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SERVICES AND CONSULTING AGREEMENT
FEBRUARY 7, 2005
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         consultant, DFI shall receive 100,000 shares of common stock of the
         Company for each month of service of UBN or a total of !,200,000 shares for the first full twelve months of service. The Company and DFI shall determine in good faith additional share compensation for UBN's second year of service.

1.5 It is understood and agreed that the Company will renew its Directors and Officers Insurance ("D&O Insurance") and that the Company will include UBN under its D&O Insurance.

1.6 In the event of the death of UBN prior to the completion of his first term, all of his first year stock grant of 1,200,000 shares shall be vested in DFI and delivered to DFI's legal representative.

1.7 It is understood that either UBN may resign with or without cause from the Board upon sixty days notice to the Company. In the case of such resignation all further cash or stock compensation shall cease as of the date of notice of resignation. Further, the major founding stockholder of the Company, without holding a shareholder's meeting, may request that UBN resign from the Board at any time with or without cause after his first full six months of service and such request will be honored provided however that DFI shall receive the balance of the cash and stock or stock option compensation contemplated by this Agreement as if UBN had served his full first term.

2.       CONSULTING SERVICES

         DFI shall make available the services of UBN as a consultant to the Company for a term of two years. In addition to the payments and stock grants to be paid to the Services Company pursuant to Paragraph 1.4 above, DFI shall be given additional stock grants commensurate with UBN's contributions to the success of the Company as determined by the Company's Board.

3.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of California applicable to agreements wholly made and to be performed entirely within such state and without regard to the conflict of law principles thereof. In the event of a dispute under this Agreement, the parties shall have the right to pursue such claims as might arise in the courts of the State of California or by arbitration, if all parties agree, pursuant to the arbitration provisions of the State of California.



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SERVICES AND CONSULTING AGREEMENT
FEBRUARY 7, 2005
PAGE 3

4.       ENTIRE AGREEMENT

         Except as expressly provided herein, this Agreement contains the entire understanding among the parties with respect to the subject matter hereof, and may not be modified, altered or amended except by an instrument in writing signed by all of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be construed as an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above:





         AVENUE GROUP, INC.               DEVELOPMENT FOR ISRAEL, LLC



         By:_________________             By: _____________________________